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                                                                  Exhibit (m)(4)

                                  SERVICE PLAN

         SERVICE PLAN, dated as of [______], of Smith Barney Investment Series, a Massachusetts business trust (the "Trust"), with respect to its class of shares of beneficial interest designated Class O Shares, as such shares may be reclassified or redesignated by the Trustees from time to time (the "Shares").

         WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust's shares of beneficial interest are divided into separate series representing interests in separate funds of securities and other assets, each such series being listed on Schedule A hereto (collectively with any series that may hereafter be established, except for any series which elects not to adopt this Plan, the "Series");

         WHEREAS, the Trust's shares of beneficial interest are divided into classes, including the Shares;

         WHEREAS, the Trust intends to distribute the Shares in accordance with Rule 12b-1 under the 1940 Act, and wishes to adopt this Plan as a plan of distribution pursuant to Rule 12b-1;

         WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the "Non-Interested Trustees"), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit the Trust and the holders of the Shares, have approved this Plan by votes cast at a meeting called for the purpose of voting hereon and on any agreements related hereto;

         WHEREAS, an initial sales charge may be paid by investors who purchase the Shares, and any distributor that enters into a Distribution Agreement with respect to the Shares (the "Distributor"), broker-dealers, banks and other financial intermediaries may receive such sales charge as full or partial compensation for their services in connection with the sale of Shares;




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         WHEREAS, each Series or the Distributor may impose certain deferred sales charges in connection with the repurchase of Shares by such Series, and the Series may pay to the Distributor, dealers and others, or the Series may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges;

         NOW, THEREFORE, the Trust hereby adopts this Plan as a plan of distribution in accordance with Rule 12b-1 under the 1940 Act, with the terms of the Plan being as follows:

         1. Distribution and Servicing Activities.  Subject to the supervision
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of the Trustees of the Trust, the Trust may:

                  (a) engage, directly or indirectly, in any activities primarily intended to result in the sale of Shares, which activities may include, but are not limited to (i) payments to the Distributor for distribution services, (ii) payments to broker-dealers, financial intermediaries (which may include banks) and others in respect of the sale of Shares, (iii) payments for advertising, marketing or other promotional activity, and (iv) payments for preparation, printing, and distribution of prospectuses and statements of additional information and reports of the Trust for recipients other than regulators and existing shareholders of the Trust; and

                  (b) make payments, directly or indirectly, to the Distributor, broker-dealers, financial intermediaries (which may include banks) and others for providing personal service and/or the maintenance of shareholder accounts.

The Trust is authorized to engage in the activities listed above either directly or through other persons with which the Trust has entered into agreements related to this Plan.

         2. Sales Charges. It is understood that, under certain circumstances,
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an initial sales charge may be paid by investors who purchase Shares of a
Series, and the Series may pay to the Distributor, broker-dealers, financial intermediaries (including banks) and others, or the Series may permit such persons to retain, as the case may be, such sales charge as full or partial compensation for their services in connection with the sale of Shares. It is also understood that, under certain circumstances, a Series or the Distributor may impose certain deferred sales charges in connection with the repurchase of Shares of such Series, and the Series may pay to the Distributor, securities dealers, financial institutions (including banks) and


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others, or the Series may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

         3. Maximum Expenditures. The expenditures to be made by the Trust
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pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined by the Trustees of the Trust, but in no event may such expenditures made pursuant to paragraph 1 above exceed an amount calculated at the rate of 0.70%, per annum of the average daily net assets represented by the Shares of each Series. Payments pursuant to this Plan may be made directly by the Trust to the Distributor or to other persons with which the Trust has entered into agreements related to this Plan. For purposes of determining the fees payable under this Plan, the value of such average daily net assets shall be computed in the manner specified in the applicable Series' then-current prospectus and statement of additional information with respect to such Shares.

         4. Trust's Expenses. The Trust shall pay all expenses of its
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operations, including the following, and such expenses shall not be subject to the limitation set forth in paragraph 3 above: organization costs of each Series; compensation of Trustees; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any manager or investment adviser, transfer agent, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interest and servicing shareholder accounts; expenses of preparing, typesetting, printing and mailing prospectuses, statements of additional information, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to existing shareholders of the Series; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Series, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Series (including but not limited to the fees of independent pricing services); expenses of meetings of the Trustees and shareholders; expenses relating to the issuance, registration and qualification of shares; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

         It is recognized that the manager or investment adviser to a Series may, from time to time, use its management fee revenues as well as past profits or its resources from any other source, to make payments to the



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Distributor or other parties with respect to any expenses incurred in connection with the distribution of the Shares of the Series, including the activities described in paragraph 1 above, and further that any Distributor, shareholder servicing agent or service agent may use its past profits or its resources from any other source, to make payments with respect to the distribution of the Shares of a Series, including the activities described in paragraph 1 above, and any such payments by such manager, investment adviser, Distributor, shareholder servicing agent or service agent shall not constitute expenditures made pursuant to this Plan and shall not be subject to the limitation set forth in paragraph 3 above. Notwithstanding the foregoing, to the extent that any payments made by a Series to any manager or investment adviser or any affiliate thereof, including payments made from such manager's or adviser's management or advisory fee, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares of such Series within the context of Rule
12b-1, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitation set forth in paragraph 3 above.

         5. Term and Termination. (a) Unless terminated as herein provided, this
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Plan shall continue in effect with respect to the Shares of a Series for a period of one year from its effectiveness with respect to such Series as set forth on Schedule A hereto and shall continue in effect for such Series for successive periods of one year, but only so long as each such continuance is specifically approved by votes of a majority of both the Trustees of the Trust and the Non-Interested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Plan may be terminated at any time with respect to the Shares of any Series by a vote of a majority of the Non-Interested Trustees or by a vote of a majority of the outstanding voting securities, as defined in the 1940 Act, of Shares of the applicable Series.

         6. Amendments. This Plan may not be amended to increase materially the
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maximum expenditures permitted by Section 3 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities, as defined in the 1940 Act, of Shares of the applicable Series, and no material amendment to this Plan shall be made unless approved in the manner provided for annual continuance of this Plan in Section 5(a) hereof.

         7. Selection and Nomination of Trustees.  While this Plan is in
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effect, the selection and nomination of the Non-Interested Trustees of the Trust shall be committed to the discretion of such Non-Interested Trustees.






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         8. Quarterly Reports.  The Treasurer of the Trust shall provide to the
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Trustees of the Trust and the Trustees shall review quarterly a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

         9. Recordkeeping. The Trust shall preserve copies of this Plan and any
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related agreement and all reports made pursuant to Section 8 hereof, for a period of not less than six years from the date of this Plan. Any such related agreement or such reports for the first two years will be maintained in an easily accessible place.

         10. Governing Law.  This Plan shall be governed by and construed in
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accordance with the laws of the Commonwealth of Massachusetts and the provisions of the 1940 Act.







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                                                                     Schedule A
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               Fund                           Effective Date
               ----                           --------------

Smith Barney Growth and Income Fund